INVESTMENT LAW GROUP

OF DAVIS GILLETT MOTTERN & SIMS, LLC

1230 Peachtree Street NE

Suite 2445

Atlanta, Georgia 30309

Telephone: (404) 607-6933	Email: bmottern@ilglaw.com	Facsimile: (678) 840-2126

October 7, 2016

Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, SC 29401

Re:	Registration of Securities by Royal Energy Resources, Inc.

Ladies and Gentlemen:

We have acted as counsel to Royal Energy Resources, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed August 9, 2016 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related prospectus dated August 9, 2016 (the “Prospectus”), declared effective by the Commission on September 16, 2016 (File No. 333-213031), and the related prospectus supplement dated October 6, 2016 (the “Prospectus Supplement”), as to the offering by the Company of 1,000,000 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”).

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter and the Registration Statement, including the applicable statutory provisions and related rules and regulations of the Delaware General Corporation Law (the “DGCL”) and the reported judicial decisions interpreting those laws, the Articles of Incorporation of the Company, the Bylaws of the Company and the authorizing resolutions of the Company’s Board of Directors. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or competency of such factual statements.

Our opinion is limited to applicable statutory provisions of the DGCL and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws. We are generally familiar with the DGCL as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinion contained herein. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

INVESTMENT LAW GROUP

OF DAVIS GILLETT MOTTERN & SIMS, LLC

Royal Energy Resources, Inc.

October 7, 2016

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1. The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company; and

2. The Shares, when issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the issuance of the Shares covered by the Registration Statement, and except for its use in connection with such issuance, may not be furnished to, quoted from or relied upon by any other person, firm, or corporation without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the paragraph immediately above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion as an exhibit to a current report on Form 8-K, to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

INVESTMENT LAW GROUP OF DAVIS GILLETT MOTTERN & SIMS, LLC

Robert J. Mottern, Esq.

Encl.

Cc : William L. Tuorto

        Ronald Phillips